Exhibit 10.51
NUSTAR GP, LLC FIFTH AMENDED AND RESTATED
2000 LONG-TERM INCENTIVE PLAN
Amended and Restated on January 28, 2016

SECTION 1.    Purpose of the Plan.
The NuStar GP, LLC 2000 Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), by providing to employees and directors of NuStar GP, LLC, a Delaware limited liability company (the “Company”), the Partnership, NuStar Services Company LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “Partnership Sub”) and their respective Affiliates who perform services for the Partnership and its subsidiaries with Unit-based incentive awards for superior performance. The Plan is also intended to enhance the Company’s, the Partnership’s, Partnership Sub’s and their Affiliates’ ability to attract and retain employees whose services are key to the growth and profitability of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the Partnership’s interests.
SECTION 2.    Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
2.1    “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the immediately preceding two sentences, with respect to Options that are intended to comply with Treasury Regulation § 1.409A-1(b)(5)(i)(A) and other awards that are intended to comply with Treasury Regulation § 1.409A-1(b)(5)(i)(B), “Affiliate” means a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee or Director performs services. For purposes of this Section 2.1, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation § 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate.
2.2    “Award” means a grant of one or more Options, Performance Units, Performance Cash, Restricted Units, or Unit Awards pursuant to the Plan, and any tandem DERs granted with respect to such Award.
2.3    “Board” means the Board of Directors of the Company.
2.4    “Cause” shall mean the:
(i)    conviction of the Participant by a state or federal court of a felony involving moral turpitude;
(ii)    conviction of the Participant by a state or federal court of embezzlement or misappropriation of funds of the Company, the Partnership, Partnership Sub or any of their respective Affiliates;

(iii)    the Company’s (or applicable Affiliate’s, including the Partnership and Partnership Sub) reasonable determination that the Participant has committed an act of fraud, embezzlement, theft, or misappropriation of funds in connection with such Participant’s duties in the course of his or her employment with the Employer;
(iv)    the Company’s (or its applicable Affiliate’s, including the Partnership and Partnership Sub) reasonable determination that the Participant has engaged in gross mismanagement, negligence or misconduct which causes or could potentially cause material loss, damage or injury to the Company, the Partnership, Partnership Sub or any of their respective Affiliates or their respective employees; or
(v)    the Company’s (or applicable Affiliate’s, including the Partnership and Partnership Sub) reasonable determination that (a) the Participant has violated any policy of the Company, the Partnership, Partnership Sub or any of their applicable respective Affiliates, including but not limited to, policies regarding sexual harassment, insider trading, confidentiality, substance abuse and/or conflicts of interest, which violation could result in the termination of the Participant’s employment or service as a non-employee Director of the Company (or applicable Affiliate, including the Partnership and Partnership Sub), or (b) the Participant has failed to satisfactorily perform the material duties of Participant’s position with the Company, the Partnership, Partnership Sub or any of their respective Affiliates.
2.5    “Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events:
With respect to an Employee or Director of the Company or its Affiliates (other than of the Partnership, Partnership Sub and their respective subsidiaries):
(i)    any sale, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Partnership to any Person or its Affiliates, unless immediately following such sale, exchange or other disposition such assets are owned, directly or indirectly, by NuStar GP Holdings, LLC and its Affiliates or the Company;
(ii)    the consolidation or merger of the Partnership or the Company with or into another Person pursuant to a transaction in which the outstanding voting interests of the Company are changed into or exchanged for cash, securities or other property, other than any such transaction where, in the case of the Company, (a) all outstanding voting interests of the Company are changed into or exchanged for voting stock or interests of the surviving corporation or entity or its parent and (b) the holders of the voting interests of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock or interests of the surviving corporation or entity or its parent immediately after such transaction and, in the case of the Partnership, NuStar GP Holdings, LLC retains operational control, whether by way of holding a general partner interest, managing member interest or a majority of the outstanding voting interests of the surviving corporation or entity or its parent, NuStar GP Holdings, LLC; or
(iii)    a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all voting interests of NuStar GP Holdings, LLC or the Company then outstanding, other than, in the case of the Company, in a merger or consolidation which would not constitute a Change of Control under clause (ii) above; or
(iv)    in the case of NuStar GP Holdings, LLC, the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which more than 50% of the voting power of the outstanding equity interests in NuStar GP Holdings,

LLC cease to be owned by the persons who owned such interests immediately prior to such reorganization, merger, consolidation or other form of business transaction or series of business transactions.
With respect to an Employee or Director of the Partnership, Partnership Sub or their respective subsidiaries:
(v)    any sale, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Partnership or Partnership Sub to any Person or its Affiliates, unless immediately following such sale, exchange or other disposition such assets are owned, directly or indirectly, by NuStar GP Holdings, LLC, the Company, the Partnership, Partnership Sub or any of their respective Affiliates;
(w)    the consolidation or merger of the Partnership or Partnership Sub with or into another Person pursuant to a transaction in which the outstanding voting interests of the Partnership or Partnership Sub, as applicable, are changed into or exchanged for cash, securities or other property, other than any such transaction where, in the case of Partnership Sub, (a) all outstanding voting interests of the Partnership or Partnership Sub, as applicable, are changed into or exchanged for voting stock or interests of the surviving corporation or entity or its parent and (b) the holders of the voting interests of the Partnership or Partnership Sub, as applicable, immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock or interests of the surviving corporation or entity or its parent immediately after such transaction and, in the case of the Partnership, NuStar GP Holdings, LLC retains operational control, whether by way of holding a general partner interest, managing member interest or a majority of the outstanding voting interests of the surviving corporation or entity or its parent, NuStar GP Holdings, LLC;
(x)    a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all voting interests of NuStar GP Holdings, LLC, the Company, the Partnership or Partnership Sub then outstanding, other than in a merger or consolidation which would not constitute a Change of Control under clause (w) above;
(y)    the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; or
(z)    in the case of NuStar GP Holdings, LLC, the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which more than 50% of the voting power of the outstanding equity interests in NuStar GP Holdings, LLC cease to be owned by the persons who owned such interests immediately prior to such reorganization, merger, consolidation or other form of business transaction or series of business transactions.
Notwithstanding the foregoing, in any circumstance or transaction in which compensation payable pursuant to this Plan, the terms of an Award and/or any Award agreement would be subject to the income tax under the Section 409A Rules if the foregoing definition of “Change in Control” were to apply, but would not be so subject if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), then “Change of Control” means, but only to the extent necessary to prevent such compensation from becoming subject to the income tax under the Section 409A Rules, a transaction or circumstance that satisfies the requirements of both (1) a Change of Control under the applicable clause (i) through (iv) or (v) through (z), as applicable, above, and (2) a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5).
2.6    “Code” means the Internal Revenue Code of 1986, as amended.

2.7    “Committee” means the Compensation Committee of the Board or such other committee of the Board appointed to administer the Plan.
2.8    “Covered Participants” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, and any individual the Committee determines should be treated like such a covered employee.
2.9    “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the terms of any Award and/or any applicable Award Agreement.
2.10    “DER” means a contingent right, granted in tandem with a specific Award, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.
2.11    “Director” means a “non-employee director” as defined in Rule 16b-3, of the Company, the Partnership, Partnership Sub or their respective subsidiaries.
2.12    “Employee” means any employee, as determined by the Committee, of the Company, the Partnership, Partnership Sub or an Affiliate of any of the foregoing.
2.13    “Employer” means the applicable entity among the Company, the Partnership, Partnership Sub and their respective Affiliates that employs the Employee or with respect to which a Director serves as a director.
2.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.15    “Fair Market Value” means the closing sales price of a Unit on the New York Stock Exchange on the applicable date (or if there is no trading in the Units on such date, on the immediately preceding date on which there was trading). If Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee through the reasonable application of a reasonable valuation method.
2.16    “Option” means an option to purchase Units as described in Section 6.1.
2.17    “Participant” means any Employee or Director granted an Award under the Plan.
2.18    “Performance Award” means an Award made pursuant to this Plan to a Participant, which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be in the form of either Performance Units, Performance Cash or DERs.
2.19    “Performance Cash” means an Award, designated as Performance Cash and denominated in cash, granted to a Participant pursuant to Section 6.4 hereof, the value of which is conditioned, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the terms of the Award and/or an Award agreement.
2.20    “Performance Criteria” or “Performance Goals” or “Performance Measures” mean the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives is earned.
2.21    “Performance Period” means the time period designated by the Committee during which performance goals must be met.

2.22    “Performance Unit” means an Award, designated as a Performance Unit in the form of Units or other securities of the Company, granted to a Participant pursuant to Section 6.4 hereof, the value of which is determined, in whole or in part, by the value of Units and/or conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award terms and/or Award agreement.
2.23    “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
2.24    “Restricted Period” means the period established by the Committee with respect to the vesting of an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.
2.25    “Restricted Unit” means a phantom unit granted under the Plan that is equivalent in value to a Unit, and that upon or following vesting entitles the Participant to receive one Unit or, if expressly provided by the Committee in the terms of the applicable Award, a cash payment of an amount equal to the Fair Market Value of one Unit on the date of vesting.
2.26    “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereof as in effect from time to time.
2.27    “SEC” means the Securities and Exchange Commission.
2.28    “Separation” means the Participant ceases, for any reason, to be employed by or to serve as a director for any of: the Company, the Partnership, Partnership Sub or any Affiliate of any of the foregoing.
2.29    “Unit” means a common unit of the Partnership.
2.30    “Unit Award” means an award of a Unit that, as determined by the Committee, may, but is not required to, be subject to a Restricted Period.
Notwithstanding anything in this Section 2 to the contrary, with respect to Awards outstanding immediately prior to the adoption of this fifth amendment and restatement of the Plan, except as otherwise expressly provided herein, defined terms with respect thereto shall have the meanings set forth in the fourth amendment and restatement of the Plan.
SECTION 3.    Administration.
The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:
(i)    determine individuals eligible to be Participants;
(ii)    designate Participants;
(iii)    determine the type or types of Awards to be granted to a Participant;
(iv)    determine the number of Units to be covered by Awards;

(v)    determine the terms and conditions of any Award (including but not limited to performance requirements for such Award);
(vi)    determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited or the vesting or exercisability thereof accelerated;
(vii)    interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan;
(viii)    establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
(ix)    make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, Partnership Sub, any Affiliate, any Participant, and any beneficiary of any Award.
SECTION 4.    Units Available for Awards.
4.1    Units Available. Subject to adjustment as provided in Section 4.3, the number of Units with respect to which Awards may be granted under the Plan is 3,250,000. If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units (for the avoidance of doubt, the grant of Units under a Unit Award that is subject to a Restricted Period is not a delivery of Units for this purpose unless and until such Units vest and any restrictions placed upon them under the Plan lapse), or if any Units under an Award are held back to cover the exercise price or tax withholding, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment, termination or hold back, shall again be Units with respect to which Awards may be granted. In the event that Units issued under the Plan are reacquired by the Partnership or the Company pursuant to any forfeiture provision, such Units shall again be available for the purposes of the Plan. In the event a Participant pays for any Award through the delivery of previously acquired Units, the number of Units available shall be increased by the number of Units delivered by the Participant.
4.2    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Partnership, the Company, any Affiliate of either of the foregoing or any other Person, or newly issued Units by the Partnership, or any combination of the foregoing, as determined by the Committee in its discretion.
4.3    Adjustments. If the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

SECTION 5.    Eligibility.
Any Employee or Director shall be eligible to be designated a Participant.
SECTION 6.    Awards.
6.1    Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)    Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but shall not be less than its Fair Market Value as of the date of grant.
(ii)    Time and Method of Exercise. The Committee shall determine the Restricted Period (i.e., the time or times at which an Option may be exercised in whole or in part) and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made which may include, without limitation, cash, check acceptable to the Employer or other applicable Affiliate, a “cashless-broker” exercise (through procedures approved by the Employer), other securities or other property, a note from the Participant (in a form acceptable to the Employer or other applicable Affiliate), or any combination thereof, having a value on the exercise date equal to the relevant exercise price.
(iii)    Term. Subject to earlier termination as provided in the terms of the Award and/or any Award agreement or the Plan, each Option shall expire on the 10th anniversary of its date of grant.
(iv)    Forfeiture. Except as otherwise provided in this Plan, in the terms of an Award and/or Award agreement, or in a written employment agreement (if any) between the Participant and the Employer, upon the Participant’s Separation during the applicable Restricted Period, that portion of any Option that has not vested on or prior to the date of Separation shall automatically lapse and be forfeited by the Participant at the close of business on the date of the Participant’s Separation. The Committee or the Chief Executive Officer may waive in whole or in part such forfeiture with respect to a Participant’s Options.
6.2    Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the duration of the Restricted Period (if any), the conditions under which the Restricted Units may become vested (which may be immediate upon grant) or forfeited, and such other terms and conditions as the Committee may establish respecting such Awards, including whether DERs are granted with respect to such Restricted Units.
(i)    DERs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.
(ii)    Forfeiture. Except as otherwise provided in this Plan, in the terms of an Award and/or Award agreement, or in a written employment agreement (if any) between the Participant and the Employer, upon Participant’s Separation during the applicable Restricted Period, all Restricted Units shall be forfeited by the Participant at the close of business on the date of the Participant’s Separation. The Committee or the

Chief Executive Officer may waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.
6.3    General.
(i)    Awards May be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(ii)    Limits on Transfer of Awards. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
(iii)    Terms of Awards. Except as otherwise provided herein, the term of each Award shall be for such period as may be determined by the Committee.
(iv)    Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(v)    Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.
(vi)    Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan, the terms of any Award and/or any Award agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Employer or applicable Affiliate thereof is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan, the terms of any Award and/or any applicable Award agreement (including, without limitation, any exercise price or any tax withholding) is receivable by the Employer or applicable Affiliate thereof. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalent and the value of any such Units or other property so tendered to the Employer or applicable Affiliate thereof, as of the date of such tender, is at least equal to the full amount required to be paid to the Employer pursuant to the Plan, the terms of any Award and/or any applicable Award agreement.
(vii)    Change of Control. Upon a Change of Control, all Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. To the extent an Option is not exercised, upon the Change of Control, the Committee may, in its discretion, cancel such Award or provide for an assumption of such Award or a replacement grant on substantially the same terms; provided, however, upon any cancellation of an Option that has a positive “spread,” the holder shall be paid an amount in cash and/or other property, as determined by the Committee, equal to such “spread” of such Option and, in the event there is no positive “spread,” such Option shall be cancelled without payment of consideration therefor.
6.4    Performance Based Awards.
(i)    Grant of Performance Awards. The Committee may issue Performance Awards in the form of Performance Units, Performance Cash, or DERs to Participants subject to the Performance Goals and Performance Period as it shall determine and set forth in the terms of the Award and/or any Award agreement. The Committee shall have complete discretion in determining the number and/or value of Performance Awards granted to each Participant. Any Performance Units granted under the Plan shall have a minimum Restricted Period of one year from the Date of Grant, provided that the Committee may provide for earlier vesting. Participants receiving Performance Awards are not required to pay the Employer or applicable Affiliate thereof therefor (except for applicable tax withholding) other than the rendering of services.
(ii)    Value of Performance Awards. The Committee shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. Such Performance Goals may be particular to a Participant, may relate to the performance of his or her Employer, may be based on the division which employs him or her, may be based on the performance of the Partnership generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The extent to which such Performance Goals are met will determine the number and/or value of the Performance Award to the Participant.
(iii)    Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in Units or, if expressly provided by the Committee in the terms of the applicable Award, in cash.
(iv)    Forfeiture. Except as otherwise provided in this Plan, in the terms of an Award and/or Award agreement, or in a written employment agreement (if any) between the Participant and the Employer, upon Participant’s Separation during the applicable Performance Period or Restricted Period, all Performance Awards shall be forfeited by the Participant at the close of business on the date of the Participant’s Separation. The Committee or the Chief Executive Officer may waive in whole or in part such forfeiture with respect to a Participant’s Performance Awards.
6.5    Unit Awards. The Committee shall have the authority to determine the Employees and Directors to whom Unit Awards shall be granted, the number of Units to be granted to each such Participant, the duration of the Restricted Period (if any), the conditions under which the Units awarded thereunder may become vested (which may be immediate upon grant) or forfeited, and such other terms and conditions as the Committee may establish respecting such Awards. Upon or as soon as reasonably practicable following the vesting of each Unit under a Unit Award that is subject to a Restricted Period, subject to satisfying the tax withholding obligations of Section 8.2, the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Unit.

(i)    Distributions. The Committee, in its discretion, may provide that distributions with respect to Units under a Unit Award that is subject to a Restricted Period shall be paid directly to the Participant without restriction, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same restrictions as the Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. In the absence of such provision by the Committee in the terms of the Award and/or an Award agreement, distributions with respect to Units under a Unit Award that is subject to a Restricted Period shall be subject to the same vesting and forfeiture requirements and Restricted Period as the underlying Units.
(ii)    Forfeiture. Except as otherwise provided in this Plan, in the terms of an Award and/or in an Award agreement, or in a written employment agreement (if any) between the Participant and the Employer, upon Participant’s Separation during an applicable Restricted Period, all unvested Units under the Unit Award shall be forfeited by the Participant at the close of business on the date of the Participant’s Separation. The Committee or the Chief Executive Officer may waive in whole or in part such forfeiture with respect to a Participant’s Units under the Unit Award.
SECTION 7.    Amendment and Termination.
Except to the extent prohibited by applicable law:
7.1    Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7.2 below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.
7.2    Amendments to Awards. Unless otherwise expressly provided in an Award and/or in an Award agreement or in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award therefore granted.
7.3    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
SECTION 8.    General Provisions.
8.1    No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.
8.2    Withholding. The Employer or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Employer (or applicable Affiliate) to satisfy all obligations for the payment of such taxes. In the event that

Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units which may be so withheld or surrendered shall be limited to the number of Units that according to generally accepted accounting principles would not result in liability accounting for the entirety of the award.
8.3    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership, Partnership Sub or any Affiliate of any of the foregoing or to remain on the Board or other directorship, as applicable. Further, the Company, the Partnership, Partnership Sub or an applicable respective Affiliate of any of the foregoing may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, the terms of any Award and/or in any Award agreement.
8.4    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.
8.5    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
8.6    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the entire then Fair Market Value thereof under Section 16(b) of the Exchange Act, and any payment tendered to the Employer or applicable Affiliate thereof by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
8.7    No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company, the Partnership, Partnership Sub or any Affiliate of any of the foregoing pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company, the Partnership, Partnership Sub or any applicable Affiliate.
8.8    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
8.9    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
8.10    Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

8.11    Claw-back Policy. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Units underlying the Award) shall be subject to the provisions of any claw-back policy implemented by, as applicable, the Partnership, the Company or any Affiliate of either of the foregoing, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy, the terms of any applicable Awards and/or in any applicable Award agreement.
8.12    No Guarantee of Tax Consequences. None of the Board, the Company, the Partnership, Partnership Sub or any Affiliate of any of the foregoing makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant (or to any person claiming through or on behalf of any Participant) or assumes any liability or responsibility with respect to taxes and penalties and interest thereon arising hereunder with respect to any Participant (or to any person claiming through or on behalf of any Participant).
8.13    Section 409A. This Plan, the Awards and the terms of all Awards and/or Award agreements are intended to either comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. The Company and its respective Affiliates make no representations that the Plan, the administration of the Plan, the Awards, the terms of the Awards and/or Award agreements or amounts payable hereunder comply with, or are exempt from, Section 409A of the Code, and undertake no obligation to ensure such compliance or exemption. For purposes of Section 409A of the Code, each payment or amount due under this Plan shall be considered a separate payment, and a Participant’s entitlement to a series of payments under this Plan shall be treated as an entitlement to a series of separate payments. Notwithstanding any other provision of the Plan, the terms of an Award and/or any Award agreement to the contrary, if a Participant is a “specified employee” under Section 409A of the Code, except to the extent permitted thereunder, no benefit or payment that is not otherwise exempt from Section 409A of the Code (after taking into account all applicable exceptions thereunder, including to the exceptions for short-term deferrals and for “separation pay only upon an involuntary separation from service”) shall be made to that Participant under the Plan or the affected Award granted thereunder on account of the Participant’s “separation from service,” as defined in Section 409A of the Code, until the later of the date prescribed for payment in the Plan or the affected Award granted thereunder and the first (1st) day of the seventh (7th) calendar month that begins after the date of the Participant’s separation from service (or, if earlier, the date of death of the Participant). Unless otherwise provided in the terms of any Award and/or Award agreement, any amount that is otherwise payable within the delay period described in the immediately preceding sentence will be aggregated and paid in a lump sum without interest.
SECTION 9.    Term of the Plan.
The fourth amendment and restatement of the Plan became effective on January 1, 2014. The current amendment and restatement was approved by the holders of Units and became effective January 28, 2016 (the “Effective Date”). The Plan shall continue until the date terminated by the Board or Units are no longer available for grants of Awards under the Plan, whichever occurs first; provided, however, that notwithstanding the foregoing, no Award shall be made under the Plan after the tenth anniversary of the Effective Date, January 28, 2026. However, unless otherwise expressly provided in the Plan or in the terms of an Award and/or any applicable Award agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date. In the event sponsorship of the Plan is transferred from the Company to an Affiliate thereof, the term of the plan shall continue until the tenth anniversary of the Effective Date, January 28, 2026, unless terminated earlier as provided herein.

SECTION 10.    Special Provisions Applicable to Covered Participants.
Awards subject to Performance Criteria paid to Covered Participants under this Plan shall be governed by the conditions of this Section 10 in addition to the requirements of Section 6.4, above. Should conditions set forth under this Section 10 conflict with the requirements of Section 6.4, the conditions of this Section 10 shall prevail.
10.1    Establishment of Performance Measures, Goals or Criteria. All Performance Measures, Goals, or Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.
10.2    Performance Goals. The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Partnership or any Affiliate:
(i)    Increased revenue;
(ii)    Net income measures (including but not limited to income after capital costs and income before or after taxes);
(iii)    Unit price measures (including but not limited to growth measures and total unitholder return);
(iv)    Market share;
(v)    Earnings per unit (actual or targeted growth);
(vi)    Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);
(vii)    Economic value added (“EVA®”);
(viii)    Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);
(ix)    Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);
(x)    Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);
(xi)    Expense measures (including but not limited to overhead cost and general and administrative expense);
(xii)    Margins;
(xiii)    Unitholder value;

(xiv)    Total unitholder return;
(xv)    Proceeds from dispositions;
(xvi)    Pipeline and terminal utilization;
(xvii)    Total market value; and
(xviii)    Corporate values measures (including ethics and compliance, environmental, and safety).
10.3    Compliance with Section 162(m). The Performance Goals must be objective and must satisfy third party “objectivity” standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.
10.4    Adjustments. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.
10.5    Discretionary Adjustments. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.
10.6    Certification. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.
10.7    Other Considerations. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 10.